UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 31, 2013, BioScrip, Inc. (“BioScrip”) entered into (i) a senior secured first-lien revolving credit facility in an aggregate principal amount of $75.0 million (the “Revolving Credit Facility”), (ii) a senior secured first-lien term loan B in an aggregate principal amount of $250.0 million (the “Term Loan B Facility”) and (iii) a senior secured first-lien delayed draw term loan B in an aggregate principal amount of $150.0 million (the “Delayed Draw Term Loan Facility” and, together with the Revolving Credit Facility and the Term Loan B Facility, the “Senior Credit Facilities”) with SunTrust Bank, Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc.

The proceeds of the loans under the Senior Credit Facilities will be used to (i) fund a portion of the purchase price for BioScrip’s previously announced acquisition of the business of CarePoint Partners Holdings LLC (the “CarePoint Acquisition”), (ii) refinance certain existing indebtedness of BioScrip and its subsidiaries, including the payment of the purchase price for the 10 ¼% Senior Notes due 2015 (CUSIP No. 09069NAC2) (the “Notes”) tendered and accepted for purchase in BioScrip’s previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”) and the payment of the redemption price for the Notes that remain outstanding after completion of the Offer, and (iii) fund other general corporate purposes of BioScrip and its subsidiaries, including acquisitions, investments, capital expenditures and working capital needs. The Delayed Draw Term Loan Facility will be funded in connection with the closing of the CarePoint Acquisition.

Advances under the Revolving Credit Facility shall bear interest at a floating rate or rates equal to, at the option of BioScrip, the Eurodollar or the base rate, plus a margin specified in the Senior Credit Facilities, and shall mature on July 31, 2018. Loans under the Term Loan B Facility and, if borrowed, the Delayed Draw Term Loan Facility shall bear interest at a floating rate or rates equal to, at the option of BioScrip, the Eurodollar or the base rate, plus a margin specified in the Senior Credit Facilities, and shall mature on July 31, 2020. In connection with the Senior Credit Facilities, BioScrip and SunTrust Bank entered into a Guaranty and Security Agreement, dated July 31, 2013 (the “Guaranty and Security Agreement”). Pursuant to the Guaranty and Security Agreement, BioScrip and its subsidiaries granted security interests in substantially all of BioScrip’s and its subsidiaries’ assets.

Under the Revolving Credit Facility, BioScrip’s accessible borrowing availability is subject to compliance with a springing consolidated net leverage ratio, but solely to the extent that as of the last day of any fiscal quarter, the aggregate amount of outstanding revolving loans and swingline loans exceed 25% of the aggregate revolving commitments in effect as of such date.

The Senior Credit Facilities contain customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control. The occurrence of certain events of default may increase the applicable rate of interest by 2% and could result in the acceleration of BioScrip’s obligations under the Senior Credit Facilities and an obligation of BioScrip and the subsidiary guarantors to pay the full amount of BioScrip’s obligations thereunder.

The summary of the Senior Credit Facilities and the Guaranty and Security Agreement set forth above is qualified in its entirety by reference to the full text of the Senior Credit Facilities and the Guaranty and Security Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The description of the Supplemental Indenture (as defined below) set forth below under Item 8.01 is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation.

The description of the Senior Credit Facilities and the Guaranty and Security Agreement set forth above under Item 1.01 is incorporated herein by reference.

Item 8.01 – Other Events.

On July 31, 2013, BioScrip received and accepted for purchase approximately $126.2 million aggregate principal amount of its outstanding Notes that were validly tendered by 5:00 p.m., New York City time, on July 30, 2013 (the “Expiration Date”), which was the deadline for holders to submit tenders in order to receive the consent payment in connection with the Consent Solicitation as well as the withdrawal deadline and the expiration date of the Offer. BioScrip received consents from holders of approximately 56.08% of the Notes as of the Expiration Date.

The consents received from the holders of Notes are sufficient to approve the proposed amendments to the indenture governing the Notes as set forth in BioScrip’s Offer to Purchase and Consent Solicitation Statement dated June 3, 2013 and the related Letter of Transmittal and Consent, pursuant to which the Offer was made. The proposed amendments eliminate substantially all of the restrictive covenants and certain default provisions contained in the indenture governing the Notes. On July 31, 2013, BioScrip entered into a supplemental indenture (the “Supplemental Indenture”) with U.S. Bank National Association, the trustee for the Notes, giving effect to the proposed amendments to the indenture. The Supplemental Indenture is binding on the holders of Notes not purchased in the Offer.

BioScrip previously announced on July 19, 2013 that it had irrevocably called for redemption on August 19, 2013 (the “Redemption Date”) all Notes that remain outstanding on the Redemption Date after completion of the Offer, at a redemption price equal to 105.125% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the Redemption Date. Notices of redemption were delivered on behalf of BioScrip by the trustee to the registered holders of such Notes. On July 31, 2013, BioScrip satisfied and discharged its obligations under the indenture relating to the Notes, by depositing with the trustee the sum of $107,773,870.75 (the “Discharge Amount”). BioScrip instructed the trustee to hold the Discharge Amount as trust moneys pursuant to the indenture and to pay all outstanding Notes at the redemption price of 105.125% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

The summary of the Supplemental Indenture set forth above is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the press release issued on July 31, 2013 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements – Safe Harbor

This Current Report on Form 8-K includes statements that may constitute "forward-looking statements" conveying management’s expectations as to the future based on current plans, estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  BioScrip does not undertake any duty to update these forward-looking statements after the date hereof, even though BioScrip’s situation may change in the future, except, with respect to the Offer, as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture for Notes, dated July 31, 2013, among BioScrip, Inc., each of the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee.

10.1	Credit Agreement, dated July 31, 2013, by and among BioScrip, Inc., the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent.

10.2	Guaranty and Security Agreement, dated July 31, 2013, made by BioScrip, Inc., and the Guarantors identified on the signature pages thereto, in favor of SunTrust Bank, as administrative agent.

99.1	Press Release dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: July 31, 2013	By:	/s/ Kimberlee C. Seah
Kimberlee C. Seah
Senior Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture for Notes, dated July 31, 2013, among BioScrip, Inc., each of the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee.

10.1	Credit Agreement, dated July 31, 2013, by and among BioScrip, Inc., the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent.

10.2	Guaranty and Security Agreement, dated July 31, 2013, made by BioScrip, Inc., and the Guarantors identified on the signature pages thereto, in favor of SunTrust Bank, as administrative agent.

99.1	Press Release dated July 31, 2013.